UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   April 23, 2008

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 23, 2008, DPL Inc. (“the Company”) issued a press release announcing the results of shareholder voting at its 2008 Annual Meeting of Shareholders.  Shareholders re-elected Paul M. Barbas, Barbara S. Graham and Glenn E. Harder to a new three year term on the Board of Directors of the Company.  In addition, shareholders ratified the selection of KPMG LLP as the Company’s independent auditor through 2008. Shareholders did not approve a shareholder proposal on the dissolution of the Company and its non-utility subsidiaries.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On April 23, 2008, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly dividend of $0.275 per share, payable June 1, 2008 to common shareholders of record as of May 15, 2008.  This dividend continues the annualized dividend rate of $1.10 per share.  A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of DPL Inc., dated April 23, 2008.
99.2	Press Release of DPL Inc., dated April 23, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: April 25, 2008
/s/ Douglas C. Taylor
	Name:	Douglas C. Taylor
	Title:	Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of DPL Inc., dated April 23, 2008.	E
99.2	Press Release of DPL Inc., dated April 23, 2008.	E